EXHIBIT 21

                               SUBSIDIARIES
                                    OF
                       RICHARDSON ELECTRONICS, LTD.

                                        Name of Immediate
                    Jurisdiction of     Owner(s) and its/their
Subsidiary          Incorporation      Percentage of Ownership

Richardson          Delaware            Richardson
International, Inc.                     Electronics, Ltd. 100%

Richardson          Virgin Islands      Richardson
Electronics Foreign                     International, Inc.
Sales Corporation                       100%

Cetron              Delaware            Richardson
International                           International, Inc.
Sales Corporation                       100%

Richardson          Canada              Richardson
Electronics Canada,                     International, Inc.
Ltd.                                    100%

Richardson          United Kingdom      Richardson
Electronics (Europe)                    International, Inc.
Ltd.                                    100%

Richardson          France              Richardson
Electronique S.A.                       International Inc.
                                        97%, Richardson
                                        Electronics, Ltd. 2%
                                        and Ceco Communications,
                                        Inc., National Electronics,
                                        Inc., Cetron Electronic
                                        Corp., RFG, Ltd. and
                                        Richardson Electronics
                                        (Europe) Ltd., 1%.

Richardson France   France              Richardson Electronique
SNC                                     S.A. 99% and Richardson
                                        International, Inc. 1%

Richardson          Italy               Richardson International,
Electronics                             Inc. 90% and
Italy SRL                               Richardson Electronics,
                                        Ltd. 10%

Richardson          Spain               Richardson International,
Electronics                             Inc. 88% and Richardson
Iberica, S.A.                           Electronics, Ltd., 12%

Richardson          Germany             Richardson International
Electronics GmbH                        Inc., 98%  and Richardson
                                        Electronics, Ltd., 2%

Richardson          Japan               Richardson International,
Electronics Japan                       Inc. 100%
K.K.

Richardson          Singapore           Richardson International,
Electronics Pte Ltd.                    Inc. 100%

Richardson          Mexico              Richardson Electronics,
Electronics S.A.                        Ltd. 100%
de C.V.